Sub-Item 77C

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

INVESCO EXCHANGE-TRADED FUND TRUST II


GUGGENHEIM CHINA REAL ESTATE ETF
GUGGENHEIM FRONTIER MARKETS ETF
GUGGENHEIM INTERNATIONAL MULTI-ASSET INCOME ETF
GUGGENHEIM MSCI GLOBAL TIMBER ETF
GUGGENHEIM S&P GLOBAL DIVIDEND OPPORTUNITIES INDEX ETF
GUGGENHEIM SHIPPING ETF

Special Meetings ("Meetings") of Shareholders of Guggenheim China Real Estate ETF, Guggenheim Frontier Markets ETF, Guggenheim International Multi-Asset Income ETF, Guggenheim MSCI Global Timber ETF, Guggenheim S&P Global Dividend Opportunities Index ETF and Guggenheim Shipping ETF were held on Friday, March 16, 2018. The Meetings were held for the following purpose:

(1) 	Approve an Agreement and Plan of Reorganization that provides for the
reorganization of the Guggenheim China Real Estate ETF 	into PowerShares
China Real Estate Portfolio (now known as the Invesco China Real Estate
ETF); Guggenheim Frontier Markets ETF into PowerShares Frontier Markets Portfolio (now known as the Invesco Frontier Markets ETF);Guggenheim International Multi-Asset Income ETF into PowerShares Zacks International Multi-Asset Income Portfolio (now known as the Invesco Zacks International Multi-Asset Income ETF); Guggenheim MSCI Global Timber ETF into
PowerShares MSCI Global Timber Portfolio (now known as the Invesco MSCI Global Timber ETF); Guggenheim S&P Global Dividend Opportunities Index
ETF into PowerShares S&P Global  Dividend Opportunities Index Portfolio
(now known as the Invesco S&P Global  Dividend Opportunities Index ETF);
and Guggenheim Shipping ETF into PowerShares Shipping Portfolio (now known as the Invesco Shipping ETF).

The results of the voting on the above matter were as follows:

Matter
(1) 	Approve an Agreement and Plan of Reorganization.


Guggenheim China Real Estate ETF

Votes For
1,033,840

Votes Against
33,365

Votes Abstain
181,742

Broker Non-Votes
N/A

Guggenheim Frontier Markets ETF

Votes For
2,112,399

Votes Against
36,468

Votes Abstain
224,593

Broker Non-Votes
N/A

Guggenheim International Multi-Asset Income ETF

Votes For
409,208

Votes Against
8,591

Votes Abstain
65,246

Broker Non-Votes
N/A

Guggenheim MSCI Global Timber ETF

Votes For
3,178,249

Votes Against
33,816

Votes Abstain
492,791

Broker Non-Votes
N/A

Guggenheim S&P Global Dividend Opportunities Index ETF

Votes For
2,372,584

Votes Against
61,567

Votes Abstain
215,259

Broker Non-Votes
N/A

Guggenheim Shipping ETF

Votes For
4,249,636

Votes Against
61,442

Votes Abstain
171,263

Broker Non-Votes
N/A


GUGGENHEIM CANADIAN ENERGY INCOME ETF
GUGGENHEIM CHINA SMALL CAP ETF

Meetings of Shareholders of Guggenheim Canadian Energy Income ETF and Guggenheim China Small Cap ETF were held on Tuesday, April 10, 2018. The Meetings were held for the following purpose:

(1) 	Approve an Agreement and Plan of Reorganization that provides for the reorganization of the Guggenheim Canadian Energy Income ETF into
PowerShares Canadian Energy Income Portfolio (now known as the Invesco Canadian Energy Income ETF) and Guggenheim China Small Cap ETF into PowerShares China Small Cap Portfolio (now known as the Invesco China
Small Cap ETF).



The results of the voting on the above matter were as follows:

Matter

(1) 	Approve an Agreement and Plan of Reorganization.

Guggenheim Canadian Energy Income ETF

Votes For
1,220,232

Votes Against
45,675

Votes Abstain
127,913

Broker Non-Votes
N/A

Guggenheim China Small Cap ETF

Votes For
1,252,526

Votes Against
46,459

Votes Abstain
276,019

Broker Non-Votes
N/A